Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 9192 Red Branch Road, Suite 110 Columbia, MD 21045 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Achieves ‘Speed and Scale-Up’ Breakthrough for Applying Company’s Electricity-Generating Coatings to Glass Windows

Columbia, MD – December 12, 2011 – New Energy Technologies, Inc. (OTCQB: NENE) today announced that researchers developing SolarWindow™, capable of generating electricity on see-through glass, have successfully fabricated its latest working window prototype using a faster, rapid scale-up process for applying solution-based coatings. The prospect of rapidly scaling up the size of SolarWindow™ while applying the Company’s electricity-generating coatings onto glass at faster speeds, are important technical advancements in New Energy’s drive to aggressively advance the world’s first-of-its-kind technology towards commercial launch.

“Today’s faster and improved scale-up application breakthrough marks a significant leap forward in our SolarWindow™ evolution from advanced research towards commercial product development,” explained Mr. John A. Conklin, President and CEO of New Energy Technologies, Inc.

“Importantly, this new and improved processing method still allows for the application of our novel electricity-generating coatings to be applied at room temperature and pressure.  We’re not at the mercy of cumbersome and expensive temperature and pressure sensitive systems often utilized in the manufacture of conventional and thin-film solar photovoltaic products.”

Among other commercial considerations, researchers developing New Energy’s SolarWindow™ have been vigilant in their efforts to improve transparency and keep manufacturing costs low. For example, last year, scientists undertaking advanced SolarWindow™ research achieved the ability to ‘spray’ the Company’s electricity-generating coatings onto glass --- also, at room temperature and pressure.
New Energy's SolarWindow™ See-Through Coating Generates Electricity on Glass Photographer: Steven Watts

The new solution-coating method announced today provides an alternative to spray and allows for rapid scale-up to larger glass surface areas.  This improved process also generally provides for more uniform application of SolarWindow™ electricity-generating coatings than conventional methods.

Notably, the Company’s new solution-coating technique has already been demonstrated as compatible with roll-to-roll (R2R) high-speed and high-volume fabrication methods, potentially providing for very-large scale manufacturing. Compared to manufacturing of first-generation solar products, room temperature and ambient pressure R2R manufacturing promises: low labor costs; decreased capital equipment expenditure; higher product quality, reduced cost of energy required for production; and improved environmental and occupational control.

Critical to successful R2R manufacturing is the ability to apply coatings onto flexible substrate materials.  Earlier this year, New Energy researchers successfully applied the Company’s electricity-generating coatings onto flexible plastic (PET) – an important technical achievement necessary for the development of electricity-generating window films.  Scientists anticipate that commercially developed electricity-generating flexible plastic could be deployed as tinted window film, which remains see-through while generating electrical power.

Currently under development for eventual commercial deployment in the estimated 85 million commercial buildings and homes in America, SolarWindow™ is the subject of ten new patent filings and is the world’s first-of-its-kind technology capable of generating electricity on see-through glass windows.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•
 MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of 33 US and International patent applications.  An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

•
 SolarWindow™ technologies which enable see-through windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings – the subject of ten patent applications.  These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start-up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.